Exhibit 13(j)

EXECUTION

JOINDER AGREEMENT

TO

ACCOUNTING SERVICES AGREEMENT

This Joinder Agreement dated September 7, 2016 by and among Virtus Total Return Fund, the investment companies listed on Schedule I (each, a “Fund” and together, the “Funds”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	Virtus Total Return Fund and BNY Mellon are parties to an Accounting Services Agreement dated as of December 12, 2011 (the “Agreement”), relating to BNY Mellon’s provision of certain accounting services to the Fund.

B.	The Funds and BNY Mellon desire that each Fund be a party to the Agreement and receive the accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each investment company listed at Schedule I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	All references in the Agreement to “VP Distributors, LLC” and “VP Distributors” shall be deleted each place they occur and replaced with “Virtus Fund Services, LLC” and “Virtus”, respectively.

3.	Schedule I shall be added to the Agreement as attached hereto.

4.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President

VIRTUS TOTAL RETURN FUND

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	VP & asst. Treasurer

THE ZWEIG TOTAL RETURN FUND, INC.

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	VP & asst. Treasurer

EXECUTION

SCHEDULE 1

THIS SCHEDULE I, dated 9/7, 2016, is Schedule I to that certain Accounting Services Agreement dated as of December 12, 2011 by and among the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

FUNDS

VIRTUS TOTAL RETURN FUND

THE ZWEIG TOTAL RETURN FUND, INC.